Kelly S. King Chairman and Chief Executive Officer Second Quarter 2017 Earnings Conference Call July 20, 2017 Daryl N. Bible Chief Financial Officer

Forward-Looking Information This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: • general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the potential exit of the United Kingdom from the European Union and the economic slowdown in China; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cybersecurity risks, including "denial of service," "hacking" and "identity theft," could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation and regulatory proceedings could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • risks resulting from the extensive use of models; • risk management measures may not be fully effective; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; • higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release: • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • The adjusted efficiency and operating leverage ratios are non-GAAP in that they exclude securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and estimated funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. • The adjusted diluted earnings per share is non-GAAP in that it excludes securities gains (losses), merger-related and restructuring charges, gains (losses) on the early extinguishment of debt and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the attached Appendix and BB&T's Second Quarter 2017 Quarterly Performance Summary, which is available at BBT.com. Capital ratios are preliminary.

3 2017 second quarter performance highlights1 ▪ Record net income available to common shareholders totaled $631 million, up 16.6% vs. 2Q16 ▪ Diluted EPS totaled $0.77 ▪ Adjusted diluted EPS totaled $0.78, up 9.9% vs. 2Q16 ▪ ROA, ROCE and ROTCE were 1.22%, 9.30% and 15.60%, respectively Record Earnings Credit Quality ▪ Credit quality continues to improve ▪ NPAs, performing TDRs, 90 days or more past due and net charge-offs all declined vs. last quarter Revenues ▪ Record taxable-equivalent revenues totaled $2.9 billion, up 3.9% vs. 2Q16 and up 10.7% annualized vs. 1Q17 ▪ Net interest margin increased 1 bp to 3.47% vs. 1Q17 ▪ Core net interest margin increased 3 bps to 3.31% vs. 1Q17 ▪ Fee income ratio increased to 42.7% from 42.1% in 1Q17 Efficiency ▪ GAAP efficiency ratio was 61.0%▪ Adjusted efficiency ratio was 58.6% vs. 58.0% in 1Q17 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures Capital ▪ Approved capital plan includes: – 10% increase in quarterly dividend to $0.33 – Up to $1.88 billion in share repurchases; repurchase of $920 million in 3Q17 ▪ Common equity tier 1 ratio remains strong at 10.3%

4 Selected items affecting earnings Pre -Ta x After Tax Diluted EPS Impac t ($ in millions, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges $ (10) $ (6) $ (0.01)

5 Met or exceeded second quarter guidance in all categories Category 2Q17 outlook Results Actuals Loans n Total up 1% – 3% annualized vs. 1Q17 n Core up 5% – 7% annualized vs. 1Q17 ü ü+ 3.0% 7.5% Credit quality n NCOs expected to be 35 – 45 bps n NPA levels expected to remain in a similar range as 1Q17 ü ü+ 37 bps 0.31% Net interest margin n GAAP margin expected be flat vs. 1Q17 n Core margin expected to be up 2 – 4 bps vs. 1Q17 ü ü +1 bp +3 bps Net interest income1 n Up 2% – 4% annualized vs. 1Q17 ü+ 6.3% Noninterest income n Up 6% – 8% vs. 2Q16 ü 8.0% Expenses2 n Up 0% – 2% vs. 2Q16 ü 1.6% (-) = missed guidance ü= achieved guidance ü+ = exceeded guidance 1 Taxable equivalent 2 Excludes merger-related and restructuring charges

Loans met targeted growth rates


Average Loans Held for Investment
($ in billions)
$150.0
$140.0
$130.0
$141.1
$141.3
$142.3
$142.0
$143.1
2Q16
3Q16
4Q16
1Q17
2Q17

- Average loans and leases held for investment increased 3.0% annualized in 2Q17 vs. 1Q17
- Experienced loan growth vs. 1Q17 in several portfolios:
  - Sheffield, up 20.2% annualized
  - Premium Finance, up 15.0% annualized
  - CRE, up 7.0% annualized
  - C&I, up 6.1% annualized
- Sales finance loans decreased $446 million, or 16.4% annualized, primarily due to the portfolio optimization strategy
- Community Bank experienced best quarterly commercial production in history

Average Loans Held for Investment
($ in millions)

		2Q17 Average Balance	2Q17 v. 1Q17 Annualized Increase (Decrease)
C&I	$	51,900	6.1%
CRE – IPP		14,864	7.2
CRE – C&D		3,905	6.4
Dealer floor plan		1,490	17.7
Direct retail lending		12,000	(0.5)
Sales finance		10,450	(16.4)
Revolving credit		2,612	0.8
Residential mortgage		29,392	(4.2)
Other lending subsidiaries[1]		15,636	19.3
PCI		825	(26.3)
Total	**$**	**143,074**	**3.0%**

- 3Q17 management expectations
  - Average loans are expected to increase 1% – 3% annualized vs. 2Q17

1 Other lending subsidiaries consists primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance

6

2Q17 impact of seasonal / optimizing portfolios

BB&T

- Loan growth strategies
  - Growing more profitable loans with better risk profile
  - Continue to price prime auto loans at a level which improves profitability and returns
  - Continue to sell all conforming residential mortgages while serving our clients
- Prime auto and residential mortgage loans expected to stabilize in 2018
- 3Q17 management expectations
  - Core loans expected to grow 5% – 7% annualized in 3Q17 vs. 2Q17 excluding optimizing portfolios

Average Loans Held for Investment
($ in millions)

	2Q17 Average Balance	2Q17 v. 1Q17 Annualized Increase (Decrease)
Core - nonseasonal		
C&I, excluding MWL	$ 50,467	
CRE – IPP	14,864	
CRE – C&D	3,905	
Dealer floor plan	1,490	
Direct retail lending	12,000	
Revolving credit	2,612	
Other lending subsidiaries[1]	8,926	
Subtotal	94,264	6.0%
Core - seasonal		
Mortgage warehouse lending	1,433	
Other lending subsidiaries[2]	6,710	
Subtotal	8,143	25.8
Core subtotal	**102,407**	**7.5**
Optimizing		
Sales finance	10,450	
Residential mortgage	29,392	
PCI	825	
Subtotal	40,667	(7.9)
Total	**143,074**	**3.0%**

1 Other lending subsidiaries - core consists primarily of BB&T Equipment Finance, Grandbridge Real Estate Capital, and Regional Acceptance
2 Other lending subsidiaries - seasonal consists of AFCO/CAFO/Prime Rate and Sheffield Financial

7

8 Noninterest-bearing deposits reflect healthy growth ▪ Total deposits averaged $160.3 billion, a decrease of $1.1 billion vs. 1Q17 – Personal, 48.8% of total, up 1.9% annualized – Business, 39.1% of total, up 1.9% annualized – Public Funds, 8.5% of total, down 15.9% annualized ▪ Average noninterest-bearing deposits increased $1.5 billion vs. 1Q17 due to an increase in commercial balances ▪ The percentage of noninterest-bearing deposits to total deposits was 32.8% compared with 31.7% in 1Q17 2Q17 v. 1Q17 2Q17 Annualized Average Increase Balance (Decrease) Noninterest-bearing deposits $ 52,573 11.6 % Interest checking 28,849 (9.9) Money market & savings 64,294 (3.5) Subtotal $ 145,716 0.5 % Time deposits 14,088 (22.5) Foreign office deposits – interest-bearing 459 NM Total deposits $ 160,263 (2.8)% Average Deposits ($ in millions) Total IBD Cost $180.0 $160.0 $140.0 $120.0 0.5% 0.4% 0.3% 0.2% 2Q16 3Q16 4Q16 1Q17 2Q17 $160.3 $159.5 $160.1 $161.4 $160.3 0.23% 0.23% 0.22% 0.26% 0.30% $60.0 $50.0 $40.0 2Q16 3Q16 4Q16 1Q17 2Q17 $48.8 $50.6 $51.4 $51.1 $52.6 Average Noninterest-Bearing Deposits ($ in billions) Average Total Deposits ($ in billions)

9 ▪ Credit quality results reflect improved charge-offs and nonperformers – Net charge-offs totaled $132 million, down 10.8% vs. 1Q17 – Loans 90 days or more past due and still accruing decreased 9.0% vs. 1Q17 – Loans 30-89 days past due increased 8.6% vs. 1Q17, largely due to expected seasonal increases in consumer portfolios ▪ NPAs decreased 13.9% vs. 1Q17, primarily due to a decline in nonperforming C&I loans and a residential mortgage loan sale ▪ 3Q17 management expectations – NCOs expected to be 35 – 45 bps – NPAs expected to be in a similar range to 2Q17 Asset quality continues to improve 0.60% 0.40% 0.20% 0.00% 2Q16 3Q16 4Q16 1Q17 2Q17 0.28% 0.37% 0.42% 0.42% 0.37% Annualized Net Charge-offs / Average Loans 0.60% 0.40% 0.20% 0.00% 2Q16 3Q16 4Q16 1Q17 2Q17 0.40% 0.38% 0.37% 0.36% 0.31% Total Nonperforming Assets / Total Assets

10 Allowance coverage ratios remain strong ▪ Coverage ratios remain strong at 2.80x and 2.43x for the allowance to net charge-offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.03%, down slightly vs. 1Q17 – Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.12%, down 1 bp ▪ The total provision for credit losses was $135 million for 2Q17; net charge-offs were $132 million ▪ Going forward, we continue to expect the loan loss provision to approximate charge- offs in addition to providing for incurred losses on incremental loan growth ALLL to Annualized NCOs ALLL to NPLs HFI 4.50x 3.50x 2.50x 1.50x 2Q16 3Q16 4Q16 1Q17 2Q17 3.88x 2.91x 2.47x 2.49x 2.80x 1.90x 2.00x 2.03x 2.05x 2.43x ALLL Coverage Ratios

11 Industry leading net interest margin ▪ 2Q17 reported NIM increased 1 bp vs. 1Q17 due to: – Short-term rate increases offset by runoff of purchase accounting and funding rate increases ▪ Core NIM increased 3 bps due to: – Short-term rate increases partially offset by funding rate increases ▪ Margin continues to outperform due to low deposit beta and strong asset mix ▪ Asset sensitivity unchanged from prior quarter ▪ 3Q17 management expectations – GAAP margin down 1 – 3 bps vs. 2Q17 – Core margin stable compared with 2Q17 1 See non-GAAP reconciliations included in the attached Appendix Reported NIM Core NIM 4.00% 3.50% 3.00% 2.50% 2Q16 3Q16 4Q16 1Q17 2Q17 3.41% 3.39% 3.32% 3.46% 3.47% 3.17% 3.18% 3.18% 3.28% 3.31% Net Interest Margin at 6/30/17 at 3/31/17 6.00% 4.00% 2.00% 0.00% -2.00% Down 25 Up 50 Up 100 Up 200 (1.14)% 1.44% 2.54% 3.95% (1.26)% 1.47% 2.61% 3.85% Rate Sensitivities 1

Fee income reflects strong growth and improved fee income ratio

Fee Income Ratio


45.0%
44.0%
43.0%
42.0%
41.0%
40.0%
41.2%
41.9%
42.6%
42.1%
42.7%
2Q16
3Q16
4Q16
1Q17
2Q17

- Insurance income increased $23 million vs. 1Q17, primarily due to seasonality in P&C commissions
- Bankcard fees and merchant discounts increased $16 million due to a reduction in accrual for rewards and an increase in volumes
- Investment banking and brokerage fees and commissions increased $14 million as a result of several large deals closed this quarter
- 3Q17 management expectations
  - Total noninterest income expected to increase 1% – 3% vs. 3Q16

Noninterest Income
($ in millions)[1]

	2Q17	2Q17 v. 1Q17 Increase (Decrease)	2Q17 v. 2Q16 Increase (Decrease)
Insurance income	$ 481	20.1%	3.4%
Service charges on deposits	176	19.1	6.0
Mortgage banking income	94	(35.0)	(15.3)
Investment banking and brokerage fees and commissions	105	61.7	2.9
Trust and investment advisory revenues	70	11.8	4.5
Bankcard fees and merchant discounts	75	108.8	25.0
Checkcard fees	54	23.6	8.0
Operating lease income	37	11.1	5.7
Income from bank-owned life insurance	32	41.5	3.2
FDIC loss share income, net	—	—	(100.0)
Securities gains (losses), net	—	—	—
Other income	96	(44.6)	(10.3)
Total noninterest income	**$ 1,220**	**16.8%**	**8.0%**

1 Linked quarter percentages are annualized

12

Top quartile adjusted efficiency ratio



Efficiency Ratio
80.0%
70.0%
60.0%
50.0%
65.4%
61.7%
61.1%
75.6%
61.0%
59.6%
58.7%
59.5%
58.0%
58.6%
2Q16
3Q16
4Q16
1Q17
2Q17
GAAP
Adjusted[1]

- Personnel expense increased $31 million vs. 1Q17 primarily driven by higher performance-based incentives and merit salary increases
- Merger-related and restructuring charges decreased $26 million, largely due to the prior quarter write-off of software and writedown of real estate
- Professional services expense increased $16 million compared to the prior quarter and outside IT expense decreased $10 million; both of which were primarily due to expenses related to BSA/AML efforts
- Other expense increased $16 million primarily due to higher operating charge-offs, charitable donations and employee travel

Noninterest Expense
($ in millions) [2]

	2Q17	2Q17 v. 1Q17 Increase (Decrease)	2Q17 v. 2Q16 Increase (Decrease)
Personnel expense	$ 1,042	12.3 %	0.3 %
Occupancy and equipment expense	198	10.4	2.1
Software expense	57	(6.9)	7.5
Outside IT services	39	(81.9)	(11.4)
Amortization of intangibles	36	(21.1)	(14.3)
Regulatory charges	36	(30.9)	12.5
Professional services	38	NM	46.2
Loan-related expense	36	80.2	—
Merger-related and restructuring charges, net	10	NM	(89.1)
Loss (gain) on early extinguishment of debt	—	NM	—
Other expense	250	27.4	4.6
Total noninterest expense	**$ 1,742**	**(68.7)%**	**(3.1)%**
Adjusted noninterest expense[3]	**$ 1,732**	**13.9 %**	**1.6 %**

- 3Q17 management expectations
  - Excluding merger-related and restructuring charges, expenses expected to increase 0% – 2% vs. 3Q16

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges, losses or gains on early extinguishment of debt and selected items listed on page 18 of the Quarterly Performance Summary

13

14 Capital and liquidity remain strong across the board ▪ 2017 CCAR results confirm total payout ratio in excess of 100% – Dividend increase of 10% to $0.33 – Management expects to repurchase up to $920 million common shares in 3Q17 ▪ The common equity tier 1 ratio was 10.2% fully phased-in ▪ LCR was 122% ▪ Liquid asset buffer was 13.0% ▪ 2Q17 dividend payout ratio was 38.4% ▪ 2Q17 total payout ratio was 63.8% Current quarter regulatory capital information is preliminary 10.5% 10.0% 9.5% 9.0% 2Q16 3Q16 4Q16 1Q17 2Q17 10.0% 10.1% 10.2% 10.3% 10.3% Common Equity Tier 1

BB&T

Community Banking

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

Summarized Results ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Net interest income[8]	$ 1,032	$ 32	$ 99
Noninterest income[1]	381	31	34
Provision for credit losses	63	38	40
Noninterest expense[2]	814	18	32
Income tax expense	191	2	18
Segment net income	$ 345	$ 5	$ 43

Highlighted Metrics[3,5,6] ($ in billions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Total commercial loans	$ 51.2	3.6 %	8.6%
Direct retail lending	$ 11.9	(0.8)%	7.5%
Money market & savings	$ 50.7	2.3 %	8.6%
Noninterest-bearing deposits	$ 47.6	9.5 %	11.5%

Comments[5]

- Commercial production[4] in 2Q17 was the best quarter production in our history:



22.0%
25.5%
2Q17 vs. 1Q17
2Q17 vs. 2Q16

- Direct Retail Lending production in 2Q17 was strong:



16.2%
14.4%
2Q17 vs. 1Q17
2Q17 vs. 2Q16

- Operating results increased vs. 2Q16 due to the inclusion of National Penn results as well as improved deposit margin overall
- Community Banking's operating margin[7] improved 9.0% to 42.4% in 2Q17 vs. 2Q16

1 Noninterest income includes intersegment net referral fees
2 Noninterest expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan
5 National Penn results were included in this segment following the mid-July, 2016 conversion
6 Balances reported and related growth metrics are based on average loans and deposits
7 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
8 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations.

15

Residential Mortgage Banking

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators. Also includes Mortgage Warehouse Lending which provides short-term lending solutions to finance first-lien residential mortgages held-for-sale by independent mortgage companies.

Summarized Results ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Net interest income[5]	$ 120	$ —	$ (11)
Noninterest income[1]	72	(4)	(12)
Provision for credit losses	10	5	(2)
Noninterest expense[2]	109	4	(6)
Income tax expense	27	(5)	(6)
Segment net income	$ 46	$ (8)	$ (9)

Highlighted Metrics[4] ($ in billions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Retail originations	$ 1.7	5.3 %	(20.5)%
Correspondent purchases	$ 1.8	(23.6)%	(47.6)%
Total production	$ 3.5	(11.7)%	(37.1)%
Loan sales	$ 2.5	(29.2)%	(31.6)%
Loans serviced for others (EOP)	$ 90.1	(3.3)%	0.2 %

Comments

- Noninterest income decreased vs. 1Q17 primarily due to decline in net mortgage servicing income, partially offset by increase in retail production income
- Noninterest expense increased vs. 1Q17 primarily driven by higher variable personnel expense on higher retail loan production and higher loan processing expense
- Net decline in production and loan sales vs. 1Q17 driven by increased competition in correspondent channel
- Production mix was 68% purchase / 32% refinance in 2Q17 vs. 52% purchase / 48% refinance in 1Q17
- Credit quality[3]
  - 30+ days and still accruing delinquency of 2.72%
  - Nonaccruals of 0.45%
  - Net charge-offs of 0.28%, annualized

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on loans held for investment
4 Linked quarter growth rates annualized except for production and sales

5 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations.

16

Dealer Financial Services

BB&T

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

Summarized Results ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Net interest income[7]	$ 198	$ 2	$ 11
Noninterest income[1]	—	—	—
Provision for credit losses	81	(14)	23
Noninterest expense[2]	57	2	10
Income tax expense	22	5	(9)
Segment net income	$ 38	$ 9	$ (13)

Highlighted Metrics[4] ($ in billions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Retail loan production[5]	$ 1.1	(8.3)%	(8.9)%
Loan yield	6.43%	0.07 %	(0.12)%
Operating margin[3]	71.2%	(0.7)%	(3.7)%
Net charge-offs	1.68%	(0.41)%	0.18 %

Comments[4]

- Portfolio balances and mix continue to reflect execution of management's optimization strategy
  - Segment average loans declined 2.9% vs. 1Q17
  - Prime auto average loans declined 17.6% vs. 1Q17 driven by continued runoff
  - Recreational lending average loans increased 15.6% vs. 1Q17 due to continued strong production
  - RAC average loans increased $267 million vs. 1Q17 driven by a portfolio acquisition in late 1Q17
  - No additional portfolio purchases planned in 2017
- Segment returns and asset quality continues to remain within management expectations
  - Segment risk adjusted yield[6] totaled 4.75% in 2Q17, which included RAC risk adjusted yields of 10.0%
  - 2Q17 prime auto losses as a percent of average loans was 0.10% vs. 0.16% in 1Q17
  - RAC 2Q17 net charge-offs as a percent of average loans was 6.5% compared to 8.6% in 1Q17 due to seasonality
  - RAC nonperforming asset rates declined in 2Q17 compared to 1Q17, flat with 2Q16
  - RAC loans 30-89 days past due were 6.6% compared to 4.7% at 1Q17 due to seasonality, and up slightly from 6.4% at 2Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics
5 Retail loan production includes portfolio acquisitions
6 Risk adjusted yield is calculated as loan yield less charge-off rate
7 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations.

17

Specialized Lending

Provides specialty lending including: commercial finance, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

Summarized Results ($ in millions)	**2Q17**	**Inc (Dec) vs. 1Q17**	**Inc (Dec) vs. 2Q16**
Net interest income[6]	$ 104	$ 1	$ (1)
Noninterest income[1]	69	(1)	(1)
Provision for credit losses	12	(4)	(2)
Noninterest expense[2]	92	—	5
Income tax expense	15	1	(2)
Segment net income	$ 54	$ 3	$ (3)

Highlighted Metrics[4,5] ($ in billions)	**2Q17**	**Inc (Dec) vs. 1Q17**	**Inc (Dec) vs. 2Q16**
Loan originations	$ 5.2	22.7 %	(6.7)%
Loan yield	4.74%	(0.03)%	(0.25)%
Operating margin[3]	46.8%	— %	(3.5)%
Net charge-offs	0.24%	(0.05)%	(0.03)%

Comments[4]

- Loan production has grown 22.7% vs. 1Q17 due to continued seasonal trend, down 6.7% from 2Q16:



22.7%
(6.7)%
22.7%
14.0%
97.0%
4.0%
(3.9)%
(4.3)%
41.0%
21.7%
1.4%
(14.6)%
Total
Premium Finance
Sheffield
Equip Finance
Govt Finance
Grandbridge

- Solid loan growth in each lending channel; in total up 15.7% vs. 1Q17 and 10.8% vs. 2Q16:



15.7%
10.8%
15.0%
17.2%
20.2%
6.6%
8.5%
15.3%
14.9%
10.4%
25.0%
23.2%
Total
Premium Finance
Sheffield
Equip Finance
Govt Finance
Grandbridge
2Q17 vs. 1Q17
2Q17 vs. 2Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics
5 During the first quarter of 2017, the Mortgage Warehouse Lending Group was moved to the Mortgage Lending segment. Prior period amounts have been retrospectively adjusted for this transfer.
6 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations.

18

Insurance Holdings

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

Summarized Results ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Net interest income[7]	$ 1	$ —	$ 2
Noninterest income[1]	483	21	18
Provision for credit losses	—	—	—
Noninterest expense[2]	396	7	—
Income tax expense	33	5	7
Segment net income	$ 55	$ 9	$ 13

Highlighted Metrics[4] ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Noninterest income	$ 483	18.2%	3.9%
Total agencies[3]	214	(2)	(4)
EBITDA margin[5]	22.5%	1.9%	2.4%

Comments

- Commission and fee revenue growth of 3.6% vs. 2Q16:
  - 2.7% for retail segment
  - 4.4% for wholesale segment
- Organic commission and fee revenue increased 3.4% vs. 2Q16
  - Higher noninterest income vs. 2Q16 was primarily driven by timing of wholesale commission payments
- Improving new business production with YoY growth across most lines of business
- BB&T Insurance Holdings moved from 6th largest to 5th largest insurance broker in the world[6]

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and merger-related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue
6 Based on Business Insurance July 2017 Broker Ranking
7 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations.

19

Financial Services

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

Summarized Results ($ in millions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Net interest income[6]	$ 168	$ 12	$ 16
Noninterest income[1]	239	18	22
Provision for credit losses	(17)	(18)	(23)
Noninterest expense[2]	242	12	15
Income tax expense	67	13	16
Segment net income	$ 115	$ 23	$ 30

Highlighted Metrics[4,5] ($ in billions)	2Q17	Inc (Dec) vs. 1Q17	Inc (Dec) vs. 2Q16
Average loan balances	$ 16.5	10.2 %	3.0%
Average deposit balances	$ 30.4	(7.9)%	5.9%
Total invested assets	$151.4	9.8 %	14.0%
Invested assets noninterest income ($ in millions)	$ 150	14.7 %	11.1%
Operating margin[3]	40.5%	15.9 %	5.3%

Comments

- Increase in net interest income vs. 1Q17 driven by improved funding spreads on deposits and loan volume
- Strong growth in Corporate Banking and Wealth loans:



10.2%
3.0%
9.1%
2.0%
18.2%
12.4%
Total
Corp Banking
Wealth
2Q17 vs. 1Q17
2Q17 vs. 2Q16

- Allocated provision decrease vs. 1Q17 driven by lower net charge-offs and decreased reserves primarily related to the energy portfolio
- Strong growth in invested assets:



9.8%
14.0%
13.4%
8.1%
6.9%
17.3%
Total
Institutional
Retail
2Q17 vs. 1Q17
2Q17 vs. 2Q16

- Increase in noninterest income vs. 1Q17 driven by higher investment banking income and brokerage fees and commissions

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production and sales
5 Effective January 2017 certain client relationships with $218 million of loans and $2.0 billion of deposits were no longer included in Financial Services and are only reported in Community Banking as the result of client segmentation
6 During the second quarter of 2017, a change was made in the method for allocation of capital to the operating segments impacting both the allocated balances and funding credit. Results for prior periods have been revised to reflect the new allocations

20

21 3Q17 Outlook Category Guidance Loans n Total up 1% – 3% annualized vs. 2Q17 n Core up 5% – 7% annualized vs. 2Q17 Credit quality n NCOs expected to be 35 – 45 bps n NPAs expected to be in a similar range vs. 2Q17 Net interest margin n GAAP margin down 1 – 3 bps vs. 2Q17 n Core margin stable compared with 2Q17 Net interest income1 n Stable compared with 2Q17 Noninterest income n Up 1% – 3% vs. 3Q16 Expenses2 n Up 0% – 2% vs. 3Q16 1 Taxable-equivalent 2 Excludes merger-related and restructuring charges

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield Acquired Loans[1]	PA Mark Non-PCI Loans[2]	PA Mark Liabilities[3]	PA Mark Securities[4]
Balance, March 31, 2017	$ (350)	$ (260)	$ (43)	$ (408)
Net interest income:				
Normal accretion	30	18	6	12
Cash recoveries / early payoffs	7	7	—	4
Total net interest income	37	25	6	16
Other	(58)	—	—	—
Balance, June 30, 2017	$ (371)	$ (235)	$ (37)	$ (392)
NBV/amortized cost of related assets (liabilities) at June 30, 2017	$ 780	$ 11,694	$ (1,585)	$ 418

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

A-1

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016	June 30 2016
Net interest income - GAAP	$ 1,635	$ 1,609	$ 1,565	$ 1,610	$ 1,617
Taxable-equivalent adjustment	40	40	41	40	40
Net interest income - taxable-equivalent	1,675	1,649	1,606	1,650	1,657
Interest income - PCI loans	(37)	(42)	(49)	(52)	(48)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(25)	(25)	(33)	(40)	(42)
Accretion of mark on Susquehanna and National Penn liabilities	(6)	(5)	(6)	(7)	(9)
Accretion of mark on securities acquired from FDIC	(16)	(10)	14	(8)	(21)
Net interest income - core[1]	$ 1,591	$ 1,567	$ 1,532	$ 1,543	$ 1,537
Average earning assets - GAAP	$ 193,386	$ 192,564	$ 192,574	$ 193,909	$ 194,822
Average balance - PCI loans	(825)	(883)	(974)	(1,052)	(1,130)
Average balance - mark on Susquehanna and National Penn non-PCI loans	248	272	300	335	345
Average balance - mark on securities acquired from FDIC	403	414	402	408	424
Average earning assets - core[1]	$ 193,212	$ 192,367	$ 192,302	$ 193,600	$ 194,461
Annualized net interest margin:					
Reported - taxable-equivalent	**3.47%**	**3.46%**	**3.32%**	**3.39%**	**3.41%**
Core[1]	**3.31**	**3.28**	**3.18**	**3.18**	**3.17**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-2

BB&T

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016	June 30 2016
Total shareholders' equity	$ 30,349	$ 30,025	$ 29,926	$ 30,091	$ 29,743
Less:					
Preferred stock	3,053	3,053	3,053	3,053	3,053
Noncontrolling interests	42	44	45	39	39
Common equity	27,254	26,928	26,828	26,999	26,651
Intangible assets	10,400	10,436	10,492	10,519	10,567
Tangible common equity[1]	$ 16,854	$ 16,492	$ 16,336	$ 16,480	$ 16,084
Outstanding shares at end of period	808,093	811,370	809,475	811,424	814,500
Common equity per common share	**$ 33.73**	**$ 33.19**	**$ 33.14**	**$ 33.27**	**$ 32.72**
Tangible common equity per common share[1]	**20.86**	**20.33**	**20.18**	**20.31**	**19.75**
Net income available to common shareholders	$ 631	$ 378	$ 592	$ 599	$ 541
Plus amortization of intangibles, net of tax	22	24	24	24	26
Tangible net income available to common shareholders	$ 653	$ 402	$ 616	$ 623	$ 567
Return on average common equity	**9.30%**	**5.72%**	**8.75%**	**8.87%**	**8.21%**
Return on average common tangible equity[1]	**15.60**	**9.98**	**14.91**	**15.20**	**14.33**

1 Tangible common equity and related measures are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

A-3

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended				
	June 30 2017	March 31 2017	Dec. 31 2016	Sept. 30 2016	June 30 2016
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,742	$ 2,102	$ 1,668	$ 1,711	$ 1,797
Amortization of intangibles	(36)	(38)	(38)	(38)	(42)
Merger-related and restructuring charges, net	(10)	(36)	(13)	(43)	(92)
Gain (loss) on early extinguishment of debt	—	(392)	—	—	—
Mortgage reserve adjustments	—	—	31	—	—
Charitable contribution	—	—	—	(50)	—
Settlement of FHA-insured loan matters and related recovery	—	—	—	73	—
Efficiency ratio numerator - adjusted	$ 1,696	$ 1,636	$ 1,648	$ 1,653	$ 1,663
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,855	$ 2,780	$ 2,727	$ 2,774	$ 2,747
Taxable equivalent adjustment	40	40	41	40	40
Securities (gains) losses, net	—	—	(1)	—	—
Efficiency ratio denominator - adjusted	$ 2,895	$ 2,820	$ 2,767	$ 2,814	$ 2,787
Efficiency ratio - GAAP	**61.0%**	**75.6%**	**61.1%**	**61.7%**	**65.4%**
Efficiency ratio - adjusted[2]	**58.6**	**58.0**	**59.5**	**58.7**	**59.6**

1 Revenue is defined as net interest income plus noninterest income.
2 BB&T's management uses this measure in their analysis of the Corporation's performance and believes it provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

A-4

A-5 Non-GAAP reconciliations Operating leverage1 (Dollars in millions) Quarter Ended June 30 March 31 Annualized 2017 2017 Growth Revenue2 - GAAP $ 2,855 $ 2,780 10.8% Taxable equivalent adjustment 40 40 Securities (gains) losses, net — — Revenue2 - adjusted $ 2,895 $ 2,820 10.7% Noninterest expense - GAAP $ 1,742 $ 2,102 (68.7)% Amortization of intangibles (36) (38) Merger-related and restructuring charges, net (10) (36) Gain (loss) on early extinguishment of debt — (392) Noninterest expense - adjusted $ 1,696 $ 1,636 14.7% Operating leverage - GAAP 79.5% Operating leverage - adjusted3 (4.0) 1 Operating leverage is defined as annualized revenue growth less annualized noninterest expense growth. 2 Revenue is defined as net interest income plus noninterest income. 3 BB&T's management uses the adjusted measure in the analysis of the Corporation’s performance and believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

A-6 Non-GAAP reconciliations Diluted EPS (Dollars in millions, except per share data, shares in thousands) Quarter Ended June 30 2017 2016 Increase Net income available to common shareholders - GAAP $ 631 $ 541 Merger-related and restructuring charges, net after tax 6 58 Tax benefit related to specific tax-advantaged assets — (13) Net income available to common shareholders - adjusted1 $ 637 $ 586 Weighted average shares outstanding - diluted 819,389 823,682 Diluted EPS - GAAP $ 0.77 $ 0.66 16.7% Diluted EPS - adjusted1 0.78 0.71 9.9 1 BB&T's management uses the adjusted measure in the analysis of the Corporation’s performance and believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.